                                                                   Exhibit 10.46

                                                                       Execution

                            Cambridge, Massachusetts

    DATE OF LEASE EXECUTION: NOVEMBER 17, 1997 (To be completed by Landlord)




                                    ARTICLE I

                                 REFERENCE DATA



1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:                     Richard L. Friedman, John L. Hall, II, J.
                              William Richardson and Marvin I. Droz
                              TRUSTEES OF KSA REALTY TRUST, under
                              Declaration of Trust dated June 11, 1982 and recorded with the Middlesex South Registry of Deeds in Book 14635, Page 542.

MANAGING AGENT:               CH & S Limited Partnership

LANDLORD'S & MANAGING         c/o Carpenter & Company, Inc.
AGENT'S ADDRESS:              20 University Road
                              Cambridge, MA 02138

LANDLORD'S
REPRESENTATIVE:               Gary J. Gianino

TENANT: Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership

TENANT'S ADDRESS (FOR
NOTICE AND BILLING):          20 University Road
                              Cambridge, Massachusetts 02138

TENANT'S REPRESENTATIVE:      Alice Barsoomian

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BUILDING ADDRESS:             20 University Road
                              Cambridge, Massachusetts 02138

TENANT'S SPACE:               Approximately 44,830 rentable square feet, of
                              which 21,515 rentable square feet are located on the sixth floor, 21,515 rentable square feet are located on the seventh floor and 1,800 rentable square feet are located on the eighth floor, all in the Office Component of the Charles Square
                              Site, all as shown on the floor plans attached hereto as EXHIBIT A-2.


TOTAL RENTABLE FLOOR
AREA OF THE OFFICE
COMPONENT:                    109,295 rentable square feet

COMMENCEMENT DATE:            The earlier of (a) the date of Tenant's occupancy
                              of all or any portion of the Premises for the conduct of its business or (b) the date that is the later of (i) sixty (60) days after the Delivery Date (as defined in Section 2.2) and (ii)
                              March 1, 1997. Promptly after the Commencement
                              Date has been determined, Landlord and Tenant shall execute a certificate memorializing the same.


SCHEDULED DELIVERY DATE:      January 2, 1998

TERM EXPIRATION DATE:         The date that is the last day of the sixtieth
                              (60th) full calendar month after the Commencement
                              Date, subject to Tenant's right to extend the Term under Section 2.3 or terminate this Lease under
                              Section 2.4.

TERM: The period from the Delivery Date to the Term Expiration Date, subject to Tenant's right to extend the Term under Section 2.3 or terminate this Lease under Section 2.4.

EXTENSION OPTION:             One (1) option to extend the Term for a period of
                              five (5) years, exercisable pursuant to the provisions of Section 2.3 of this Lease.



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ANNUAL BASE RENT:             First six months
                              of Lease Year 1
                              (and any partial
                              calendar month after
                              the Commencement
                              Date):               $873,000 per annum, $72,800
                                                   per month (i.e., $29.12 per
                                                   rentable square foot per
                                                   annum for 30,000 rentable
                                                   square feet of the Premises)

                              Second six months
                              of Lease Year 1:     $1,122,450 per annum,
                                                   $93,537.50 per month (i.e.
                                                   $30.00 per rentable square
                                                   foot per annum for 37,415
                                                   rentable square feet of the
                                                   Premises)

                              Lease Year 2:        $1,344,900 per annum,
                                                   $112,075 per month (i.e.
                                                   $30.00 per rentable square
                                                   foot per annum for the entire
                                                   Premises)

                              Lease Year 3:        $1,389,730 per annum,
                                                   $115,810.83 per month (i.e.,
                                                   $31.00 per rentable square
                                                   foot per annum for the entire
                                                   Premises)

                              Lease Years 4
                              and 5:               $1,434,560 per annum,
                                                   $119,546.67 per month (i.e.
                                                   $32.00 per rentable square
                                                   foot per annum for the
                                                   entire Premises).

Notwithstanding the fact that Annual Base Rent during Lease Year 1 is calculated based upon a portion of the entire Premises, Tenant shall have the right during Lease Year 1 to occupy the entire Premises.

ANNUAL OPERATING COST         Actual Landlord's Operating Costs (as



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FOR 1997:                     defined in Section 4.2) for calendar year 1997

ANNUAL REAL ESTATE
TAXES FOR 1997:               Actual real estate taxes for calendar year 1997

ANNUAL ESTIMATED COST OF      $1.20 per annum per rentable square foot in
ELECTRICAL SERVICE TO         Tenant's Space (i.e., $53,796 per annum, $4,483
TENANT'S SPACE FOR 1997:      per month)

PERMITTED USES:               General Office use consistent with the operation
                              of a first class office building and no other use.

PUBLIC LIABILITY              BODILY INJURY: $1,000,000 per occurrence/
INSURANCE:                    $3,000,000 in the general aggregate
                              PROPERTY DAMAGE: $500,000


1.2 EXHIBITS.

     The exhibits listed below in this Section 1.2 are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A       Plan of Charles Square Site.

     EXHIBIT A-1     Legal Description of Charles Square Site.

     EXHIBIT A-2     Plan Showing Tenant's Space.

     EXHIBIT B       Landlord's Services.

     EXHIBIT C       Rules and Regulations.

1.3  TABLE OF CONTENTS

ARTICLE I

     REFERENCE DATA .........................................................  1

ARTICLE II
     PREMISES AND TERM ......................................................  9
     2.1   PREMISES .........................................................  9



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     2.2   TERM ............................................................. 11
     2.3   OPTION TO EXTEND TERM ............................................ 11
             2.3.1  EXTENSION OPTION ........................................ 11
             2.3.2  EXTENSION RENT .......................................... 11
             2.3.3  PROCEDURE FOR ESTABLISHING EXTENSION RENT ............... 12
             2.3.4  CONDITIONS PRECEDENT TO EXTENSION OPTION ................ 15
     2.4   TENANT TERMINATION ............................................... 15

ARTICLE III

     CONSTRUCTION ........................................................... 16
     3.1   GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION .................... 16
     3.2   REPRESENTATIVES .................................................. 17

ARTICLE IV

     RENT ................................................................... 17
     4.1   RENT ............................................................. 17
     4.2   OPERATING COSTS; ESCALATION ...................................... 18
     4.3   REAL ESTATE TAXES; ESCALATION .................................... 21
     4.4   ESTIMATED ESCALATION PAYMENTS .................................... 23
     4.5   CHANGE OF FISCAL YEAR ............................................ 25
     4.6   PAYMENTS ......................................................... 25

ARTICLE V

     LANDLORD'S  COVENANTS .................................................. 26
     5.1   LANDLORD'S COVENANTS DURING THE TERM ............................. 26
             5.1.1  BUILDING SERVICES ....................................... 26
             5.1.2  ADDITIONAL BUILDING SERVICES ............................ 27
             5.1.3  REPAIRS ................................................. 27
             5.1.4  QUIET ENJOYMENT ......................................... 27
             5.1.5  SIGNAGE ................................................. 28
             5.1.6  HOTEL CONFERENCE ROOMS .................................. 28
             5.1.7  SECURITY ................................................ 28
     5.2   INTERRUPTIONS .................................................... 28
     5.3   RECOVERY OF TENANT'S COSTS ....................................... 29
     5.4   LANDLORD'S INSURANCE ............................................. 30

ARTICLE VI

     TENANT'S COVENANTS ..................................................... 30
     6.1   TENANT'S COVENANTS DURING THE TERM ............................... 30
             6.1.1  TENANT'S PAYMENTS ....................................... 30
             6.1.2  REPAIRS AND YIELDING UP ................................. 31
             6.1.3  OCCUPANCY AND USE ....................................... 31
             6.1.4  RULES AND REGULATIONS.. ................................. 32



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             6.1.5  SAFETY APPLIANCES ....................................... 32
             6.1.6  ASSIGNMENT AND SUBLETTING ............................... 32
             6.1.7  INDEMNITY. .............................................. 33
             6.1.8  TENANT'S LIABILITY INSURANCE ............................ 34
             6.1.9  TENANT'S WORKER'S COMPENSATION INSURANCE ................ 34
             6.1.10 LANDLORD'S RIGHT OF ENTRY ............................... 34
             6.1.11 LOADING ................................................. 35
             6.1.12 LANDLORD'S COSTS ........................................ 35
             6.1.13 TENANT'S PROPERTY ....................................... 35
             6.1.14 LABOR OR MATERIALMEN'S LIENS ............................ 36
             6.1.15 CHANGES OR ADDITIONS .................................... 36
             6.1.16 HOLDOVER. ............................................... 37

ARTICLE VII

     CASUALTY AND TAKING .................................................... 37
     7.1   CASUALTY AND TAKING .............................................. 37
     7.2   RESERVATION OF AWARD ............................................. 39

ARTICLE VIII

     RIGHTS OF MORTGAGEE .................................................... 40
     8.1   PRIORITY OF LEASE ................................................ 40
     8.2   RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY .. 41
     8.3   MORTGAGEE'S ELECTION ............................................. 43
     8.4   NO PREPAYMENT OR MODIFICATION, ETC ............................... 43
     8.5   NO RELEASE OR TERMINATION ........................................ 44
     8.6   CONTINUING OFFER ................................................. 44
     8.7   MORTGAGEE'S APPROVAL ............................................. 45

ARTICLE IX

     DEFAULT ................................................................ 46
     9.1   EVENTS OF DEFAULT ................................................ 46
     9.2   TENANT'S OBLIGATIONS AFTER TERMINATION. .......................... 47

ARTICLE X

     MISCELLANEOUS .......................................................... 49
     10.1  NOTICE OF LEASE .................................................. 49
     10.2  CONSTRUCTION ON ADJACENT PREMISES; EXPANSION ..................... 49




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     10.3  NOTICES FROM ONE PARTY TO THE OTHER .............................. 50
     10.4  BIND AND INURE ................................................... 50
     10.5  NO SURRENDER ..................................................... 51
     10.6  NO WAIVER, ETC ................................................... 51
     10.7  NO ACCORD AND SATISFACTION ....................................... 52
     10.8  CUMULATIVE REMEDIES .............................................. 52
     10.9  LANDLORD'S RIGHT TO CURE ......................................... 53
     10.10 ESTOPPEL CERTIFICATE ............................................. 53
     10.11 WAIVER OF SUBROGATION ............................................ 54
     10.12 ACTS OF GOD ...................................................... 55
     10.13 BROKERAGE ........................................................ 55
     10.14 SUBMISSION NOT AN OFFER .......................................... 56
     10.15 LANDLORD REMEDIES ................................................ 56
     10.16 APPLICABLE LAW AND CONSTRUCTION .................................. 57
     10.17 LIMITATION OF LANDLORD'S LIABILITY ............................... 58
     10.18 PARKING .......................................................... 58

ARTICLE XI

     LEASEHOLD IMPROVEMENTS; TENANT ALLOWANCE ............................... 59
     11.1  PLANS FOR LEASEHOLD IMPROVEMENTS ................................. 59
     11.2  CONSTRUCTION BY TENANT ........................................... 61
     11.3  TENANT ALLOWANCE ................................................. 62
     11.4  LANDLORD'S RIGHT TO TERMINATE LEASE PRIOR TO COMMENCEMENT DATE ... 63

ARTICLE XII

     RIGHT OF FIRST OFFER ................................................... 63
     12.1  RIGHT OF FIRST OFFER ............................................. 63



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1.4  DEFINITIONS.

     Certain terms used in this Lease are defined hereinafter in those Sections in which the same are first mentioned. For convenience, certain other terms are defined in this Section 1.4 as follows:

     1.4.1 The term "Building" shall mean the office building comprising the Office Component and shown on EXHIBIT A.

     1.4.2 The term "Charles Square Site" shall mean the entire area shown on EXHIBIT A (as the same may be expanded), as more particularly described on EXHIBIT A-1, which is leased by Landlord herein pursuant to the Ground Lease.

     1.4.3 The term "Ground Lease" shall mean the ground lease from EMI Cambridge Limited Partnership as ground lessor to Landlord as ground lessee dated as of December 16, 1985, as amended.

     1.4.4 The term "Office Component" shall mean the building, consisting of approximately 109,295 rentable square feet, located at the Building Address and devoted to office and related uses.

     1.4.5 The term "rentable area" shall mean the area within demising walls, measured from the glass line to the center line of demising partitions, together with a pro rata share of the floor area of common facilities, which pro rata share shall be the ratio of the floor area of Tenant Space to the total floor area of the Office Component.

     1.4.6 The term "Lease Year" shall mean the period of twelve consecutive calendar months beginning on the first day of the first full calendar month



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commencing on or after the Commencement Date and each successive period of twelve consecutive calendar months thereafter.



                                   ARTICLE II

                                PREMISES AND TERM

2.1  PREMISES.

     Subject to and with the benefit of the provisions of this Lease and the Ground Lease relating to the Charles Square Site, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building, together with the telephone system and existing hard cable wiring presently in Tenant's Space, excluding exterior faces of exterior walls. Tenant's Space, with such exclusions and together with the Appurtenant Rights (as hereinafter defined), is hereinafter referred to as the "Premises."

     As of the date of this Lease, Tenant occupies space on the third and fourth floors of the Building under a lease dated as of July 27, 1995, as amended by First Amendment to Lease dated as of September 26, 1995 and a side letter agreement dated as of September 26, 1995 (said lease, as so amended, to be referred to hereinafter as the "Existing Lease"). Landlord shall use diligent efforts to deliver the Premises to Tenant on or before the Scheduled Delivery Date, in broom clean condition, free of tenants and occupants, but otherwise as-is, without representation or warranty. If Landlord fails to deliver the Premises to Tenant on or before the Scheduled Delivery Date, this Lease shall nevertheless continue in full force and effect and Landlord shall continue to use diligent efforts so to deliver the Premises to



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Tenant. The Existing Lease shall terminate on the Commencement Date hereunder.
Landlord represents and warrants to Tenant that the term of the lease of the current lessee of the Premises expires on December 31, 1997.

     Tenant shall have, as appurtenant to the Premises, the right (the "Appurtenant Rights") to use in common with others entitled thereto: (a) the driveways, service roads, ramps, sidewalks and walkways necessary for access to the Charles Square Site and the Building, (b) the stairways, elevators, hallways and lobbies necessary for access to Tenant's Space, (c) the restrooms located outside of Tenant's Space on the sixth, seventh and eighth floors of the Office Component, (d) the heating, ventilating, air-conditioning and other fixtures, equipment and systems serving Tenant's Space in common with other portions of the Charles Square Site, and (e) such other common areas and facilities of the Charles Square Site as Landlord may provide or designate from time to time (collectively, the "Common Areas").

     Landlord reserves the right from time to time, with reasonable advance notice to Tenant except in the case of an emergency in which case no notice shall be required, without material interference with Tenant's use and enjoyment of the Premises or access thereto, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any other common facilities; provided, however, Landlord shall not reduce the rentable area of the Premises and shall use reasonable efforts to perform such activities at times other than during Tenant's ordinary business hours.



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2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the date of delivery of the Premises to Tenant in broom-clean condition, free of tenants and occupants (the "Delivery Date") and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 2.4, Section 7.1 or in ARTICLE IX, or extended as provided in Section 2.3. All of the terms and conditions of this Lease, other than provisions relating to rent, shall apply during the period between the Delivery Date and the Commencement Date.

2.3  OPTION TO EXTEND TERM.

     2.3.1 EXTENSION OPTION. Tenant shall have one (1) right and option to extend the Term (the "Extension Option") with respect to all (but not just a portion of) the Premises for one period of five (5) years (such period being herein referred to as the "Extension Period"), exercisable by notice to Landlord given not later than six (6) months prior to the expiration of the initial Term; provided, however, that if Tenant fails to give timely notice to Landlord of Tenant's exercise of the Extension Option, Tenant shall be deemed to have waived its Extension Option rights. The word "Term" as used in this Lease includes the Term, as extended, where the context so requires.

     2.3.2 EXTENSION RENT. All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during the Extension Period, except that the Annual Base Rent shall be the fair market rent being paid in the vicinity of the Premises in Cambridge, Massachusetts, for leases with five-year terms commencing




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as of the beginning of the Extension Period, for space comparable to the
Premises, used for the Permitted Uses and with rights and obligations comparable to those of Tenant under this Lease (the "Extension Rent").

     2.3.3 PROCEDURE FOR ESTABLISHING, EXTENSION RENT. At least 150 days before the end of the initial Term (the "Rent Notice Deadline"), Landlord shall give to Tenant written notice (an "Extension Rent Notice") of the Extension Rent, as calculated by Landlord. If Landlord fails so to notify Tenant at least 120 days before the expiration of the Initial Term, Tenant shall have the right to give written notice (also an "Extension Rent Notice") to Landlord of the Extension Rent, as calculated by Tenant. If either Tenant or Landlord wishes to dispute the other party's calculation of the Extension Rent, either party may give written notice (a "Dispute Notice") to the other party within 30 days after receiving such other party's Extension Rent Notice. Any Dispute Notice shall set forth the Extension Rent, as calculated by the disputing party. If Landlord and Tenant are unable to resolve any such dispute within seven days after such Dispute Notice is given, such dispute shall be resolved according to the following procedures.

            2.3.3.1 At any time after such seven-day period, Landlord and Tenant each shall have the right, by written notice (a "Notice of Arbitration") to the other, to demand arbitration of the calculation of the Extension Rent. The party demanding arbitration shall appoint an arbitrator in the Notice of Arbitration. With seven days after the Notice of Arbitration is given, the other party shall by notice to the other party appoint a second arbitrator. If the second arbitrator shall not have



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been appointed within such seven-day period, the position taken by the party demanding arbitration shall be deemed to be the correct calculation of the Extension Rent.

            2.3.3.2 Within seven days after the designation of the second arbitrator, Landlord and Tenant shall submit their respective positions with respect to the calculation of the Extension Rent to the two arbitrators. Thereafter, the two arbitrators shall conduct such hearings and investigations as they deem appropriate and shall, within fourteen days after the designation of the second arbitrator, determine the correct calculation of the Extension Rent. The arbitrators, or either of them, shall give notice of such resolution (or notice of their inability to reach agreement, as the case may be) to the parties within said fourteen-day period, and the agreement, if any, of the two arbitrators shall be binding upon the parties to this Lease.

            2.3.3.3 If the two arbitrators are unable to reach an agreement within such fourteen-day period, the two arbitrators shall, within fourteen days after the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within said fourteen-day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant within such fourteen-day period and, if Landlord and Tenant fail to agree upon the selection of such third arbitrator within seven days after the arbitrators give such notice, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board or, on his or her failure, refusal or




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inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

            2.3.3.4 Within seven business days after the designation of the third arbitrator, the parties shall submit their respective positions with respect to the calculation of the Extension Rent to the third arbitrator. Thereafter, the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and shall, within fourteen days after the date of the designation of the third arbitrator, determine the correct calculation of the Extension Rent. Within such fourteen day period, the third arbitrator shall give notice of such resolution to Landlord and Tenant and the third arbitrator's determination shall be binding upon Landlord and Tenant.

            2.3.3.5 All arbitrators shall be qualified real estate professionals who shall have had at least ten years of experience appraising first-class buildings substantially similar to the Office Component in the Greater Boston area. Landlord and Tenant shall each be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators shall not make any determination inconsistent with the terms of this Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrator(s), as provided above, shall be conclusive and shall have the same force as a judgment in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction.



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            2.3.3.6  Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party and one-half of the other fees, costs and expenses of arbitration properly incurred under this Lease.

            2.3.3.7 None of the foregoing shall be construed so as to extend the date by which Tenant must exercise its extension option or entitle Tenant to revoke its exercise of such option if exercised.

     2.3.4 CONDITIONS PRECEDENT TO EXTENSION OPTION. Notwithstanding any contrary provision of this Section 2.3 or any other provision of this Lease, the Extension Option and any exercise by Tenant of the Extension Option shall be void and of no force or effect unless on the date Tenant notifies Landlord that it is exercising the Extension Option and on the date of commencement of the Extension Period (i) this Lease is in full force and effect; and (ii) Tenant is not in default of any of its obligations under this Lease after the giving of any required notice and the expiration of any applicable grace period.

2.4  TENANT TERMINATION OPTION.

     2.4.1 Tenant shall have the right and option, exercisable by notice delivered to Landlord at any time during the first thirty (30) full calendar months of the Term, to terminate this Lease, such termination to be effective on the date that is the last day of the thirty-sixth (36th) full calendar month of the Term (the "Termination Date"), provided that (a) at the time of Tenant's exercise there exists no default by Tenant under this Lease which continues after the giving of any required notice and



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the expiration of any applicable grace period, and (b) Tenant delivers to
Landlord with its exercise notice a certified check payable to Landlord in an amount equal to the sum of (i) $225,000 and (ii) six (6) months' of Annual Base Rent and additional rent for the Premises in effect at the time of such exercise. Said termination payment shall not relieve Tenant of its obligation to pay rent hereunder for the remaining six months of the Term. If Tenant delivers such notice and makes such payment to Landlord, this Lease and all of the obligations of Landlord and Tenant shall terminate as of the Termination Date as if such date were the date of the original expiration of the Term of this Lease.



                                   ARTICLE III

                                  CONSTRUCTION

3.1  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Landlord may inspect the work of the Tenant at reasonable times and promptly shall give notice of observed defects. Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 of this Lease unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without




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expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which in Landlord's reasonable opinion would be harmful to the Building or its tenants. All changes and additions shall be part of the Building except Tenant's trade fixtures, equipment and personal property and such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease or shall be removed or left at Tenant's election.

3.2  REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this ARTICLE III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.



                                   ARTICLE IV

                                      RENT

4.1  RENT.

     Commencing on the Commencement Date, Tenant shall pay to Landlord rent at an annual rate equal to the Annual Base Rent, without any offset or reduction, which rent shall be paid in equal installments of 1/12th of the Annual Base Rent, in advance on the first day of each calendar month included in the Term, but for any portion of a calendar month at the beginning or end of the Term, the monthly



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installment shall be prorated based on the number of days in such calendar month falling within the Term.

4.2  OPERATING COSTS; ESCALATION.

     Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below). Within 120 days after the end of Landlord's fiscal year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, Landlord's Operating Costs. As used in this Lease, "Landlord's Operating Costs" shall mean all of Landlord's costs and expenses paid in operating, managing, repairing, replacing and maintaining the Office. Component or the Charles Square Site generally.

     EXCLUDING (notwithstanding any provision of this Lease to the contrary) the interest and amortization of principal and other charges relating to mortgages for the Building and the Charles Square Site or leasehold interests therein; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; leasehold improvements which are made in connection with the preparation of any portion of the Charles Square Site for occupancy by a new tenant or which are not provided generally for the benefit of tenants of the Charles Square Site; costs, expenses or charges properly chargeable to a particular tenant; efforts to lease portions of the Charles Square Site or to procure tenants for the Charles Square Site,



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
including advertising and leasing commissions and attorneys' fees; depreciation of any component of the Charles Square Site; repairs and replacements arising out of a fire or other casualty occurring at the Charles Square Site; fees, fines or penalties arising out of Landlord's breach of any obligations (contractual or at law), including attorneys' fees; costs associated with vacant space; wages and benefits of any employee, contractor or agent, except to the extent included below; services which benefit only the Hotel Component or Retail Component, as defined in the Ground Lease, of the Charles Square Site, without any direct benefit to the Office Component; fees for licenses, permits or inspections which are not part of routine maintenance, do not benefit Tenant or tenants of the Office Component generally or result from the negligence of Landlord or any other tenant; environmental compliance, testing or remediation; compliance by Landlord with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act; sculpture, paintings and other works of art; capital improvements (as defined under generally accepted accounting principles), except to the extent included below; and repairs necessary to cure defects in the construction of the Charles Square Site.

     BUT INCLUDING, without limitation: expenses of any proceedings for abatement of real estate taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance covering the Office Component or the Charles Square Site generally; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to Carpenter & Company's Vice-President for Finance and Development and all persons at or below the level of building manager engaged in the operating, maintaining or cleaning of the Building and the Charles Square Site, but in all cases adjusted so that the percentage of such wages and benefits allocated to the Charles Square Site equals the percentage of such person's working time for Landlord devoted to the Charles Square Site; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and the Charles Square Site; management fees (which payments may be to affiliates of Landlord) provided such fees do not exceed market rates; rent paid by the managing agent or imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for a Building office on the ground floor or above (provided that the rent, or the imputed cost, is comparable to the rent charged for similar space in the Building); costs of new capital improvements (as opposed to replacements of existing capital items) made to (a) reduce operating expenses, (b) comply with laws enacted after the date hereof or (c) maintaining the Office Component as a first-class office building, provided such costs shall be amortized over the useful life of the improvement in question utilizing a commercially reasonable discount rate; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and the Charles Square Site, or either. With respect to Landlord's Operating Costs relating to the Charles Square Site (or any part thereof other than solely to the Office Component), Landlord shall allocate to the Office Component a portion of such costs and expenses which shall be reasonable and which shall take into consideration the benefits received by the Office Component with respect to such expenses. Any operating costs which were incurred for the sole benefit or necessity of the Office Component shall be allocated solely to the Office Component.

     "Operating Cost Escalation" for any fiscal year or fraction thereof shall be equal to the difference, if any, between

     (a) the product of Landlord's Operating Costs for such fiscal year or fraction thereof and a fraction, the numerator of which shall be the rentable area of Tenant's Space and the denominator of which shall be one-half of the Total Rentable Floor Area of the Office Component plus one-half of the average number of such square feet as are occupied during such fiscal year or fraction thereof, and

     (b) the product of the Annual Operating Costs for 1997 and a fraction, the numerator of which shall be the rentable area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Office Component.

4.3  REAL ESTATE TAXES; ESCALATION

     The term "real estate taxes" as used above shall mean for any fiscal year or portion thereof all taxes of every kind and nature and installments and interest on assessments for public betterments or public improvements assessed by any governmental authority on the Charles Square Site, the Building and improvements, or both, which the Landlord shall become obligated to pay in such fiscal year or portion thereof because of or in connection with the ownership, leasing and operation of the Charles Square Site, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, personal property taxes, excess profits taxes, excise taxes, franchise taxes and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Charles Square Site, the Building and improvements, or both, or a federal, state, county, municipal or other local income, franchise, excise, single business or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

     In the case of real estate taxes becoming due and payable in any tax year during the Lease Term, a portion of the real estate taxes shall be allocated to the Office Component in accordance with the allocation for the Office Component for the real estate taxes set forth in the invoice for real estate taxes or an advisory letter from the tax assessor for the City of Cambridge which establishes the allocation of real estate taxes among the various components of the Charles Square Site. In the event the invoice for the real estate taxes does not specify the portion of the total real estate taxes attributable to the Office Component and the Landlord, after due diligence, cannot obtain a current advisory letter from said tax assessor, the allocation for the

Office Component will be determined by Landlord acting in its reasonable discretion, and, if appropriate, will be based on the then most recent advisory letter. The amount so allocated is hereinafter "Office Component Taxes."

     Tenant shall pay to Landlord, as additional rent, Real Estate Tax Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of a statement from Landlord showing the amount of Real Estate Tax Escalation ("Landlord's Tax Statement").

     "Real Estate Tax Escalation" shall be equal to the difference, if any, between

     (a) the product of Office Component Taxes and a fraction, the numerator of which shall be the rentable area of Tenant's Space and the denominator of which shall be one-half of the Total Rentable Floor Area of the Office Component plus one-half of the average number of such square feet of rentable area as are occupied in the Office Component during such fiscal year or fraction thereof and

     (b) the product of the Annual Real Estate Taxes For 1997 and a fraction, the numerator of which shall be the rentable area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Office Component.

4.4  ESTIMATED ESCALATION PAYMENTS.

     If, with respect to any fiscal year or fraction thereof during the Term, Landlord reasonably estimates that Tenant shall be obligated to pay Operating Cost Escalation or Real Estate Tax Escalation, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, "Estimated Monthly Escalation Payments" equal to 1/12th of the sum of the

Operating Cost Escalation and Real Estate Tax Escalation for the respective fiscal year set forth on the most recent reasonable written estimate provided by Landlord to Tenant (the "Estimate"). In the event of an overpayment or underpayment by Tenant on account of Operating Cost Escalation or Real Estate Tax Escalation, an appropriate adjustment shall be made, (i) for Operating Cost Escalation, within 30 days after Landlord's Statement is delivered to Tenant and
(ii) for Real Estate Tax Escalation, within 30 days after Landlord's Tax Statement is delivered to Tenant. If such adjustment arises out of an overpayment by Tenant, Tenant shall receive such adjustment as a credit against payments of rent or additional rent due under this Lease or, upon the expiration or termination of this Lease, by a payment from Landlord to Tenant. Landlord may adjust such Estimated Monthly Escalation Payment from time to time and at any time during a fiscal year by delivering an updated Estimate to Tenant, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Escalation Payment.

     Notwithstanding any other provision of this Section 4.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under Sections 4.2 and 4.3 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and Landlord's Tax Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement or Landlord's Tax Statement, as applicable.

4.5  CHANGE OF FISCAL YEAR

     Landlord shall have the right from time to time to change the periods of accounting under this Lease to any annual period other than the initial fiscal year and, upon any such change, all items referred to in this Section 4.5 shall be appropriately apportioned. In all Landlord's Statements and Landlord's Tax Statements rendered under, this Section 4.5, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned and any items which are not determinable at the time of such Statements shall be included therein on the basis of Landlord's reasonable estimate and, with respect thereto, Landlord shall render promptly after such determination is possible a supplemental Landlord's Statement or Landlord's Tax Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements and Landlord's Tax Statements shall be prepared on an accrual basis of accounting.

4.6  PAYMENTS.

     All payments of Annual Base Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing to Tenant. If any installment of Annual Base Rent or additional rent or on account of leasehold improvements is paid more than five days after the due date thereof, at Landlord's election, it shall bear interest from the due date to the date paid at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts from such due date, but in no event less than an annual rate equal to 14% percent, which interest shall be immediately due and payable as further additional rent.

4.7  TENANT'S RIGHT TO AUDIT LANDLORD'S BOOKS.

     Within 30 days after delivery of Landlord's statement of Landlord's Operating Costs, upon the prior written request of Tenant, Tenant shall be permitted to examine, in the office of Landlord's Managing Agent, the books and records ("Books") relating to the calculation of Operating Cost Escalation and Real Estate Tax Escalation, and have conducted (by an accountant of its selection reasonably approved by Landlord) an audit of Landlord's Statement and Landlord's Operating Costs. Landlord shall make all Books readily available for such examination. Any such audit shall be done at Tenant's expense. To the extent any such audit discloses a discrepancy in Landlord's Statement, after Landlord's verification of such discrepancy, Landlord shall adjust Landlord's Statement and the Estimated Monthly Escalation Payment accordingly.



                                    ARTICLE V

                              LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1 BUILDING SERVICES - To furnish, through Landlord's employees or independent contractors, the services listed in EXHIBIT B, but the use of freight elevators shall be scheduled through Landlord's Representative with reasonable advance notice;

     5.1.2 ADDITIONAL BUILDING SERVICES - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant, but Landlord shall not impose an additional charge on Tenant for heat, ventilation and air conditioning after normal business hours;

     5.1.3 REPAIRS - Except as otherwise provided in ARTICLE VII of this Lease, to perform such maintenance, to make such repairs to the Common Areas, roof, exterior walls, floor slabs, other structural components, the heating, ventilation, air conditioning and other mechanical systems and the other common facilities of the Building as may be necessary to keep them in good condition and working order; to keep all exterior driveways, service roads, ramps, sidewalks and walkways on the Charles Square Site free of ice and snow; and to comply with all laws, regulations and orders of governmental authorities applicable to the Building or the Charles Square Site generally (as distinguished from laws, regulations and orders applicable to Tenant's use of the Premises); and

     5.1.4 QUIET ENJOYMENT - That Tenant, upon paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term, with access 24 hours per day, 7 days per week, 52 weeks per year, without any manner of hindrance or molestation (including transmission of noise, other than noise customarily associated with office premises, from other parts of the Building) from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof, and to the terms of the Ground Lease.

     5.1.5 SIGNAGE. Subject to Landlord's prior written approval, Tenant shall have the right, at its sole cost and expense, to place appropriate custom signage on the entry doors to the Premises. Landlord, at its sole cost and expense, shall include Tenant's name on the lobby directory.

     5.1.6 HOTEL CONFERENCE ROOMS. Tenant shall be entitled to contract with the Charles Square Hotel for use of conference rooms and guest rooms at preferred corporate rates.

     5.1.7 SECURITY. Landlord shall provide security for the Building, including without limitation monitoring by security officers at all times, patrols by security officers after normal business hours and a card-key access system for after-hours entry into the building which records the card number for later review.

5.2  INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
ARTICLE VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord shall use reasonable efforts to avoid inconvenience to Tenant arising from interruptions in services and to restore such services and make related repairs as expeditiously as is practicable.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

5.3  RECOVERY OF TENANT'S COSTS.

     In the event (i) Tenant successfully enforces against Landlord its rights under this Lease or (ii) Tenant is sued by Landlord or joined in a suit against Landlord and it is found that Tenant is not liable and Landlord is liable, Landlord shall pay Tenant all of its reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred by or imposed upon Tenant in connection with such enforcement or suit.

5.4  LANDLORD'S INSURANCE.

     Landlord shall maintain, with responsible companies qualified to do business in Massachusetts, fire and other casualty insurance covering all buildings and improvements on the Charles Square Site, in amounts not less than 100 percent of the replacement cost of such buildings and improvements, with extended coverage endorsements.



                                   ARTICLE VI

                               TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 TENANT'S PAYMENTS - To pay when due (a) all Annual Base Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) the Annual Estimated Cost of Electrical Service to Tenant's Space and all other charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge and (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1.2 hereof;

     6.1.2 REPAIRS AND YIELDING UP - Except as otherwise provided in ARTICLE VII and Section 5.1.3 of this Lease, to keep the Premises in good order, repair and condition, reasonable wear and tear and damage by fire, casualty or eminent domain only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat;

     6.1.3 OCCUPANCY AND USE - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Premises, Building, or the Charles Square Site; and not to permit in the Premises any use thereof which is offensive, contrary to law or ordinances (including, without limitation, City of Cambridge anti-smoking ordinances), or which creates a nuisance or invalidates or increases the premiums for any insurance on the Building or its contents (the Landlord representing and warranting to Tenant that the use of the Premises for the Permitted Uses shall not by itself invalidate or increase the premiums for any insurance) or liable to render necessary any alteration or addition to the Building;

     6.1.4 RULES AND REGULATIONS - To comply with the Rules and Regulations set forth in EXHIBIT C and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, which Rules and Regulations shall be applicable to all office tenants in the Building, for the care and use of the Building and the Charles Square Site, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

     6.1.5 SAFETY APPLIANCES - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

     6.1.6 ASSIGNMENT AND SUBLETTING - Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, provided, however, that with respect to any proposed assignment or subletting after Lease Year 1, so long as (a) the proposed subtenant or assignee is a reputable person or entity which satisfies Landlord's reasonable financial review for a subtenant or assignee of the space in question, (b) Tenant remains liable in the Lease, and
(c) Tenant gives Landlord reasonable advance notice of such sublease or assignment, Landlord's consent shall not be unreasonably withheld, delayed or conditioned; as additional rent to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet any portion of the Premises to any business organization controlled by, controlling, or under common control with Tenant or which is the successor to Tenant by merger or through the sale of all or substantially all of Tenant's assets (an "Affiliate"), provided Tenant demonstrates to Landlord's reasonable satisfaction that the creditworthiness of the Affiliate is at least equal to the greater of Tenant's creditworthiness (a) on the date hereof or (b) on the date of such assignment or sublease.

     Notwithstanding the foregoing provisions of this Section 6.1.6, Tenant covenants not to enter into any sublease the rental of which is based in whole or in part on the net revenues, net income or profits derived by any tenant within the meaning of Section 856(d)(2)(A) of the Internal Revenue Code of 1954, as amended.

     6.1.7 INDEMNITY - To defend, with counsel reasonably acceptable to Landlord, save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, counsel's reasonable fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the negligence or willful misconduct of Landlord or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

     6.1.8 TENANT'S LIABILITY INSURANCE - To maintain public liability insurance on the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 of this Lease, and from time to time during the Term, shall be for such higher limits, if any, as are to Tenant's actual knowledge customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with certificates thereof;

     6.1.9 TENANT'S WORKER'S COMPENSATION INSURANCE - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

     6.1.10 LANDLORD'S RIGHT OF ENTRY- To permit Landlord and Landlord's agents entry upon reasonable advance notice to Tenant, except in the case of emergency in which case no notice shall be required, to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements (provided, however, Landlord shall use reasonable efforts to prevent material adverse effects on Tenant's use and enjoyment of the Premises); to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term or the Extension Period (as applicable) and to prospective purchasers and mortgagees at all reasonable times;

     6.1.11 LOADING - Not to place a load upon the Premises exceeding an average rate of 50 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other types of vibration eliminators sufficient to eliminate such vibration or noise;

     6.1.12 LANDLORD'S COSTS - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, which is not exempted from Tenant's indemnity by the terms of Section 6.1.7, to pay, as additional rent, all costs including, without implied limitation, counsel's reasonable fees incurred by or imposed upon Landlord in connection with such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

     6.1.13 TENANT'S PROPERTY - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Charles Square Site shall be at the sole risk and hazard of Tenant and, if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence or other similar misconduct of Landlord;

     6.1.14 LABOR OR MATERIALMEN'S LIENS - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge Coy payment, bond or other method) any such liens which may so attach;

    6.1.15 CHANGES OR ADDITIONS - Not to make any non-structural changes or alterations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld; not to make any structural changes or additions to the Premises without Landlord's prior written consent, provided that Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time; and

     6.1.16 HOLDOVER - To pay to Landlord 150% of the total of the Annual Base Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof, consequential and otherwise; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease.



                                   ARTICLE VII

                               CASUALTY AND TAKING

7.1  CASUALTY AND TAKING.

     In case during the Term all or any substantial part of the Premises, Building or the Charles Square Site, or any one or more of them, are (i) damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or (ii) taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority and as a consequence all or any substantial part of the Premises, Building or Charles Square Site are damaged materially, this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, notice to Tenant within 30 days after the occurrence of the event giving rise to the by election to terminate, which notice shall specify the effective date of termination which shall be not less than 30 nor more than 60 days after the date of notice of such termination and a just proportion of the Annual Base Rent and additional rent according to the nature and extent of the injury and the effect on Tenant's use and enjoyment of the Premises shall be abated from and after the occurrence of the event giving rise to the election to terminate. If in any such case the Premises, Building or the Charles Square Site, are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, Building or the Charles Square Site, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into substantially the same condition that existed before such fire, casualty or taking to the extent permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Annual Base Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises, Building or the Charles Square Site, or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, Building or Lot, a just proportion of the Annual Base Rent and additional rent shall be abated according to the nature and extent of the injury and the effect on Tenant's use and enjoyment of the Premises for the remainder of the Term and an appropriate adjustment shall be made to the Annual Operating Expenses. If in any such case the Lease is not so terminated and the Premises, Building or the Charles Square Site (or in the case of a taking, at least 90 percent thereof) have not been put into proper condition for use and occupation within one year after the damage or taking occurs, or, in the reasonable judgment of Landlord's architect expressed within 60 days of such fire, casualty or taking, are not capable of being put into such condition within one year, this Lease shall terminate at Tenant's election, which may be made by notice to Landlord within ten (10) days after expiration of such year or within ten (10) days after notice that the damage cannot reasonably be repaired within one year, as the case may be, and shall be effective on the date such notice is given and all of Tenant's obligations hereunder shall then cease except to pay rent accrued prior to the termination, as such rent shall have been reduced pursuant to this Section on account of the damage or taking.

7.2  RESERVATION OF AWARD.

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or the Charles Square Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request and hereby irrevocably designates and appoints Landlord as its attorney in fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) trade fixtures, equipment and personal property installed by Tenant, or anybody claiming under Tenant, at the Premises or (ii) relocation or business interruption expenses or damages of a similar nature recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII

                              RIGHTS OF MORTGAGEE

8.1  PRIORITY OF LEASE.

     This Lease is and shall continue to be subject and subordinate to any presently existing mortgage, ground lease or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"), provided that Landlord shall use diligent efforts to obtain on Tenant's behalf a nondisturbance agreement from the holders of any such mortgages, deeds of trust or ground leases within sixty (60) days after the date hereof (which nondisturbance agreement may be in the standard form used by such holders). The holder of any such presently existing mortgage or deed of trust or lessor under any such ground lease shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage, ground lease or deed of trust.

     Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into a nondisturbance and attornment agreement with Tenant, under which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage or lessor under such ground lease as Landlord in such event, which agreement shah be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder or ground lessor and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage or ground lease to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder or ground lessor deems usual or customary.

8.2  RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgage and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage or ground lessor shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder or ground lessor shall enter and take possession of the Premises for the purpose of foreclosure, and such holder or ground lessor shah not in any event be liable to perform or for failure to perform the obligations of Landlord under Article III of this Lease. Upon entry for the purpose of foreclosure, such holder or ground lessor shall be liable to perform all of the obligations of Landlord (except for the obligations under Article III of this Lease), subject to and with the benefit of the provisions of Section 10.4 of this Lease, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

     No holder of a mortgage on or ground lessor of Landlord's interest in the Premises s hall (i) be bound by any modification of this Lease not made as expressly provided for in this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage or ground lessor of the ground lease through or by reason of which the holder or ground lessor shall have succeeded to the fights of Landlord; or (ii) be liable for the performance of Landlord's covenants and agreements contained in this Lease except to the extent of the holder's or ground lessor's ownership in the Premises, and no other property of such holder shall be subject to levy, attachment, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

8.3  MORTGAGEE'S ELECTION.

     Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
ARTICLE XI and Section 2.1.1, any holder of a first mortgage on the mortgaged premises or ground lessor under a ground lease enters and takes possession thereof for the purpose of foreclosing the mortgage or terminating the ground lease, such holder or ground lessor may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under ARTICLE XI and/or
Section 2.1.1 and, in such event, such holder or ground lessor and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under ARTICLE XI and/or Section 2.1.1, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder or ground lessor given within 30 days after the day on which such holder or ground lessor shall have given its notice as aforesaid.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Base Rent, additional rent or any other charge more than 10 days prior to the due dates thereof. No prepayment of Annual Base Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant or any Guarantor of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees or ground lessors of record, if any.

8.5  NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i). Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees or ground lessors of record, if any (provided Tenant has received written notice of the identity and address of such mortgagees or ground lessors), specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's fights and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee or ground lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee or ground lessor elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6  CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee or ground lessor (particularly, without limitation thereby, the covenants and agreements contained in this ARTICLE VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee or ground lessor; such mortgagee and ground lessor are each hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such mortgagee or ground lessor shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this ARTICLE VIII.

8.7  MORTGAGEE'S APPROVAL.

     Landlord's and Tenant's obligations to perform their covenants and agreements under this Lease are subject to the condition precedent that this Lease approved by the current mortgagee of the Charles Square Site (Aetna Life and be Casualty Company) and the lessor under the Ground Lease. Landlord shall use diligent efforts to obtain such approvals. Unless Landlord notifies Tenant within 45 days after the date hereof that the Lease has been disapproved, the condition set forth in this Section 8.7 shall be deemed satisfied.

                                   ARTICLE IX

                                     DEFAULT


9.1  EVENTS OF DEFAULT.

     If any default by Tenant continues after notice, in case of the failure to make payments of Annual Base Rent, additional rent, or any other monetary obligation to Landlord, for more than 10 days or, in the case of any other failure by Tenant to perform its obligations under this Lease, for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default; or if Tenant becomes insolvent, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and is not dismissed within 60 days; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant and is not dismissed within 60 days; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice exercise any and all remedies permitted by state or federal law. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived and Landlord, without notice to Tenant but no earlier than the expiration of the applicable cure period, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 of this Lease or shall be otherwise lawfully terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as liquidated damages, the present value of the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term, calculated using a commercially reasonable discount rate. In calculating the rent reserved, there shah be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Until Landlord demands such liquidated damages, Tenant further covenants after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid; provided, however, that if Landlord uses or permits any person or entity in control of, under common control with or controlled by Landlord to use the Premises during any part of the balance of the Term or Extended Term, no less than the fair rental value of the Premises during such period of use shall be credited against all sums due from Tenant.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.



                                    ARTICLE X

                                  MISCELLANEOUS


10.1 NOTICE OF LEASE.

     Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration and, if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2 CONSTRUCTION ON ADJACENT PREMISES; EXPANSION.

     If any excavation, alteration, addition, repair, or other building operation shall be about to be made or shall be made on the Premises, the Building or the Lot or on any premises adjoining the Lot, Tenant shall permit Landlord, its agents, employees, licensees and contractors, with reasonable advance notice to Tenant, except in the case of emergency, in which case no notice shall be required, to enter the Premises and to shore the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises; provided, however, Landlord shall not materially interfere with Tenant's use and enjoyment of the Premises. Tenant's obligations under this Lease shall not be affected by any such construction or excavation work or any such shoring-up so long as Landlord does not materially interfere with Tenant's use and enjoyment of the Premises. Provided Landlord does not interfere with Tenant's use and enjoyment of the Premises, Landlord shall not be liable for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, excavation shoring-up, scaffolding or barricades, but Landlord shall use its best efforts so that such work will cause such little inconvenience, annoyance and disturbance to Tenant as possible.

10.3 NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord, with a copy to Testa, Hurwitz & Thibeault LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, Attention: Real Estate Department, and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy by like means to Paul Jakubowski, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Any notice shall be deemed duly given three days after being mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.4 BIND AND INURE.

     The obligations of this Lease shall run with the land and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Charles Square Site shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Charles Square Site but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Charles Square Site in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shah not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant, upon an event of default hereunder.

10.5 NO SURRENDER.

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6 NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4 of this Lease, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7 NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8 CUMULATIVE REMEDIES.

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord and Tenant each shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9  LANDLORD'S RIGHT TO CURE.

      If Tenant shall at any time default in the performance of any obligation under this Lease and such default should continue after notice and the expiration of the applicable grace period, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of four percent per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10 ESTOPPEL CERTIFICATE.

      Tenant agrees, from time to time upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, to the extent true, that this Lease is unmodified and in full force and effect; that, to Tenant's knowledge, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that, to Tenant's knowledge, there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults of which Tenant has knowledge, setting them forth in reasonable detail); and the dates to which the Annual Base Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.11 WAIVER OF SUBROGATION.

      Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent fights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any fights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12 ACTS OF GOD.

      In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay. Notwithstanding anything herein contained, however, the provisions of this Section 10.12 shall not be applicable to Tenant's obligation to pay rent under the provisions of Article IV, or its obligations to pay any other sums, monies, costs, charges or expenses required to be paid by the Tenant hereunder or to Tenant's right to terminate this Lease pursuant to Section 7.1.

10.13 BROKERAGE.

      Landlord and Tenant represent and warrant that they have dealt with no broker in connection with this transaction other than Carpenter and Company and Landlord agrees to defend, indemnify and save Tenant harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than Carpenter and Company with respect to Tenant's dealings in connection with this Lease.

10.14 SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15 LANDLORD REMEDIES.

      In addition to Landlord's other remedies, Landlord shall have the right, during the Term of this Lease, to impose upon Tenant a fine of fifty dollars ($50.00) per day for each and every violation by Tenant of reasonable rules and regulations of Landlord, as such may be promulgated from time to time or for breach of the terms of this Lease. Such fine may be imposed no sooner than one
(1) business day following written notice by Landlord to Tenant of the breach of the rules or regulations or terms of this Lease, unless such breach by Tenant of the rules and regulations or the terms of this Lease cannot be cured within such one (1) business day period, in which case such fine may be imposed no sooner than thirty (30) days following written notice by Landlord to Tenant of the breach of the rules or regulations or the terms of this Lease, provided however, that if Tenant does not commence to cure such breach of the rules and regulations or terms of this Lease upon receipt of notice from Landlord and diligently pursue the curing of the same during such thirty (30) day period, such fine may be imposed during such thirty
(30) day period.

10.16 APPLICABLE LAW AND CONSTRUCTION.

      This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shah not be considered in construing this Lease.

      Unless repugnant to the context, the words Landlord and Tenant appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.17 LIMITATION OF LANDLORD'S LIABILITY.

      Tenant agrees in all events to look solely to Landlord's interest in the Charles Square Site for satisfaction of any claim against Landlord hereunder and Tenant agrees that Tenant shall have no other recourse against Landlord, nor shall Tenant have any recourse against (i) any other property or assets of Landlord or (ii) the partners, trustees, beneficiaries, shareholders, employees, officers, directors, agents or principals of Landlord or any of their property or assets.

10.18 PARKING.

      Tenant and its employees, agents, contractors and invitees shall have the right to use, on a non-exclusive basis, a number of parking spaces in the parking garage on the Charles Square Site equal to two (2) parking spaces for every 1,000 square feet of rentable area in Tenant's Space from time to time. Tenant shall pay a monthly charge to Landlord on account of each parking space so used in any month, which charge shall be equal to the then current market rates. In addition, Landlord will provide Tenant with thirty (30) tandem parking spaces at an initial rate of $90 per month per parking space during Lease Years 1 and 2, with increases thereafter at the same percentage as any increases in standard parking rates in the parking garage. Tenant and its employees, agents, contractors and invitees shall have access to said parking garage from the hours of 6:00 A.M. to 1:00 A.M. only. Tenant shall not permit its employees who have parking passes for the parking garage to share passes with others who do not have passes, nor shall Tenant allow its employees to leave vehicles in the parking garage over weekends or while they are traveling, it being understood and agreed by Tenant that the parking garage is to be used for purposes of daily commuting only.



                                   ARTICLE XI

                    LEASEHOLD IMPROVEMENTS; TENANT ALLOWANCE


11.1  PLANS FOR LEASEHOLD IMPROVEMENTS

      11.1.1 Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord for Landlord's approval two sets of preliminary plans and specifications ("preliminary plans ") for the renovations and improvements to Tenant's Initial Space prepared by a registered architect.

      11.1.2 Following Landlord's approval of the preliminary plans, Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered for Landlord's approval four sets of working drawings and specifications ("working drawings") for the renovations and improvements to Tenant's Initial Space prepared by a registered architect in conformity with the approved preliminary plans and with Landlord's reasonable requirements and shall make any revisions reasonably requested by Landlord and shah obtain Landlord's approval on or before October 31, 1997; provided, however, that Landlord shall review the working drawings and respond to Tenant within three business days of receipt of said drawings and shall not unreasonably withhold its approval of the working drawings. Landlord shall evidence its approval by causing one set of such working drawings to be initialed on its behalf and returned to the Tenant. Before beginning construction of Leasehold Improvements in the Expansion Space, Tenant shall cause to be prepared and delivered to Landlord four sets of working drawings for the Expansion Space prepared by a registered architect and shall make any revisions reasonably requested by Landlord and shall obtain Landlord's approval; provided, however, Landlord shall review the working drawings and respond to Tenant within three business days of receiving the working drawings and shall not unreasonably withhold its approval of the working drawings. Landlord will not approve any construction, alterations or additions requiring unusual expense to readapt the Premises for office use on lease termination or unusually increasing the cost of construction, insurance or taxes on the Office Component or of Landlord's services unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will in Landlord's reasonable opinion be harmful to the Office Component or other tenants. All changes and additions shall be part of the Premises upon termination of the Lease unless Landlord and Tenant agree otherwise in writing at the time of approval of such changes or additions.

      11.1.3 After Landlord's approval of the working drawings, no change shall be made thereto except as provided in this Section 11.1.3:

             (i) No change may be made by either party without the prior written consent of the other (which shall not be unreasonably withheld or delayed).

             (ii) All architectural services necessitated shall be rendered by Tenant's architect at the expense of the party requesting the change; and

             (iii) All construction work necessitated by any change shall be performed by Tenant's contractor; if the change was requested by Landlord, Tenant's Allowance (as hereinafter defined) shall be adjusted to reflect any increase in the cost of the Leasehold Improvements (as defined below) resulting therefrom.

11.2  CONSTRUCTION BY TENANT.

      All work described in the working drawings (the "Leasehold Improvements") shall be performed by Tenant's general contractor, the identity of which must be approved by Landlord, which approval shall not be unreasonably withheld. The construction of the Leasehold Improvements shah be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage or, in Landlord's reasonable opinion, unreasonably interfere with operations of or require the making of any structural changes to the Office Component. Before commencing construction of the Leasehold Improvements, Tenant at its own expense shall provide any necessary appropriate riders for fire and extended coverage and comprehensive general public liability and property damage insurance covering the risks during the course of such work and certificates showing that necessary Workmen's Compensation and Employer's Liability Insurance has been taken out to protect all employees engaged in the work during the course of such construction. The provisions of Sections 3.1 and 6.1.7 of this Lease shall apply to any work done by Tenant or any agent, employee, invitee or visitor of Tenant under this Section.

11.3  TENANT ALLOWANCE.

      Tenant shall be entitled to an allowance for construction of the Leasehold Improvements in an amount not to exceed $450,000, to be requisitioned, if at all, within eighteen (18) months after the date hereof. Such allowance shall be paid as follows:

      (a) Up to $100,000 of the allowance shall be paid by Landlord to Tenant (or, at Tenant's election made by notice to Landlord, to Tenant's contractor or architect directly) after the date hereof but prior to substantial completion of the Leasehold Improvements, for costs and expenses of the Leasehold Improvements incurred by Tenant, as evidenced by invoices and other supporting documentation reasonably acceptable to Landlord, within ten (10) days after request therefor by Tenant;

      (b) Within ten (10) days after substantial completion of the Leasehold Improvements in the Premises, delivery to Landlord of a certificate of occupancy for the Premises and first occupancy by Tenant of at least 30,000 rentable square feet of the Premises, Landlord shall reimburse Tenant (or, at Tenant's election made by notice to Landlord, shall pay directly to Tenant's contractor) for Tenant's costs and expenses of the Leasehold Improvements in the Premises (as evidenced by invoices and other supporting documentation reasonably acceptable to Landlord), up to a maximum (when combined with the portion of the allowance disbursed under clause
(a) above) of $450,000.

      Landlord shall have no obligation to disburse any portion of the allowance not claimed by Tenant within eighteen (18) months after the date hereof.

11.4  LANDLORD'S RIGHT TO TERMINATE LEASE PRIOR TO COMMENCEMENT DATE.

      If during the period between the date of execution of this Lease and the Commencement Date, Tenant shall fail to comply with any requirements of this
Article XI, and if such failure shall continue for more than ten (10) days after written notice from Landlord specifying the failure and if within said ten (10) day period Tenant has not commenced diligently to correct the failure, then Landlord may, at its option, cancel and terminate this Lease on the date stated in said notice. Upon such cancellation neither party shall have any continuing liability to the other hereunder except that Tenant shall repay to Landlord immediately upon demand by Landlord therefor all payments made by Landlord to Tenant, if any, as part of the tenant allowance and each party shall remain responsible according to the terms and provisions of the Lease for its acts or neglects occurring prior to such cancellation.



                                   ARTICLE XII

                              RIGHT OF FIRST OFFER

12.1  RIGHT OF FIRST OFFER.

      Landlord hereby grants to Tenant a right of first offer to lease (the "Offer Right") space on the fifth (5th) floor of Office Component (the "Offer Space") if such

Offer Space becomes available for occupancy before the fourth (4th) anniversary of the Commencement Date (or before the end of the initial Term, in the event Tenant has validly exercised its extension option under Section 2.3). The term of any lease of Offer Space leased pursuant to this Section shall end on the last day of the Term of this Lease; provided, that if less than three (3) years remain in the Term from the date the Offer Space is to be delivered to Tenant, the Term shall be extended automatically to the date that is three (3) years after the date of such delivery, and the Annual Base Rent applicable to the original Premises during the portion of such extended Term after the Term Expiration Date shall be at a rate equal to the greater of (a) the Annual Base Rent in effect at the end of the Term or (b) the rate set forth in the Proposed Terms (defined below).

      If Landlord desires to lease the Offer Space, Landlord shall first send Tenant notice of the specific terms and conditions, including, without limitation, the applicable annual base rent and the length of term, upon which Landlord desires to lease such Offer Space (the "Proposed Terms".) Tenant shall have five (5) business days subsequent to receipt by Tenant of such notice from Landlord (the "Offer Date") in which to exercise its option to lease the Offer Space on the Proposed Terms.

      Within five (5) business days after the Offer Date, Tenant shall by notice to Landlord accept or reject the offer on the Proposed Terms (failure of Tenant to respond within such five business day period shall be deemed a rejection of the offer). In the event Tenant does not accept the offer on the Proposed Terms, Landlord shall be free for a period up to six (6) months to lease such Offer Space to any third party on substantially the same terms and conditions as set forth in the Proposed Terms; provided, however, that Landlord shall be entitled to include in any lease to any such third party, in addition to the Proposed Terms, commercially reasonable provisions relating to allowances for tenant improvements. In the event Landlord has not within such six-month period signed a commitment to lease the applicable Offer Space to a third party on substantially the same terms and conditions as are contained in the Proposed Terms, Tenant's rights under this Section shall again be effective with respect to such Offer Space. Notwithstanding the foregoing, Tenant's right to accept any offer hereunder and to lease any Offer Space is subject to the additional conditions precedent that at the time Tenant exercises its right to lease any such Offer Space and at the time the lease for any such Offer Space commences
(i) Tenant shall not be in default under this Lease beyond applicable grace or cure periods, and (ii) Tenant shah not have sublet any portion of the Premises or assigned this Lease pursuant to Section 6.1.6 hereof.

      The rights of Tenant under this Section are expressly subordinate to, and shall not apply to any extension, expansion or first offer or first refusal rights granted to other tenants of the Office Component prior to the date hereof. The rights of Tenant set forth in this Section shall not be binding upon any institution or mortgagee which acquires title to the Building or any portion thereof through foreclosure by sale or deed in lieu thereof, or to anyone claiming by, through or under such institution or mortgagee.

      Any person dealing with the Offer Space may, without further inquiry, rely upon a representation in a certificate of Landlord or its successor in title as to whether or not the provisions of this Section have been satisfied. Time is of the essence with respect to this Section.

      EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.


                                  LANDLORD:

                                  TRUSTEES OF KSA REALTY TRUST


                                  By: /s/ ??????? ??????????
                                      ------------------------------------------
                                                        , as Trustee
                                      of KSA Realty Trust and for
                                      Co-Trustees, but not individually


                                  By: /s/ J. William Richardson
                                      ------------------------------------------
                                      J. William Richardson, as Trustee
                                      of KSA Realty Trust and for
                                      Co-Trustees, but not individually



                                  TENANT:

                                  CAMBRIDGE ENERGY RESEARCH
                                  ASSOCIATES LIMITED PARTNERSHIP


                                  By: CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                                      ------------------------------------------
                                      General Partner


                                  By: /s/ Daniel H. Lucking, Jr.
                                      ------------------------------------------
                                      Name: Daniel H. Lucking, Jr.
                                      Title: Chief Financial Officer

CHARLES SQUARE
SITE PLAN















                             [SITE PLAN GRAPHIC]












                                    EXHIBIT A

                                   EXHIBIT A-1



      Three parcels of land in Cambridge, Middlesex County, Massachusetts, shown as Lots A, C and D on a plan entitled: "Plan of Property owned by The Trustees of KSA Realty Trust, University Road and Bennett Street, Cambridge, Massachusetts", prepared by Cullinan Engineering Co., Inc., dated May 6, 1983 and recorded with Middlesex South Registry of Deeds on July 8, 1983, as Plan
No. 749 (the "Subdivision Plan"), said Lots A, C and D together bounded and described as follows:

NORTHEASTERLY     by Bennett Street by two lines, measuring respectively 17.20 feet and 340.67 feet;

SOUTHEASTERLY     by land now or formerly of the Metropolitan District
                  Commission as shown on the Subdivision Plan, by two lines, measuring respectively, 11.05 feet and 336.17 feet;

SOUTHWESTERLY     by Lot B as shown on the Subdivision Plan, 376.77 feet;


SOUTHERLY         again by said Lot B, by two lines measuring 37.96 feet and
                  4.98 feet; and

NORTHWESTERLY     by University Road, 327.29 feet.

Said Lots A, C and D together contain 127,507 square feet, more or less, according to the Subdivision Plan.

      Together with the benefit of a Declaration of Covenants, Easements and Restrictions dated June 30, 1983, and recorded with said Deeds in Book 15104, Page 94, as affected by an Amendment to Declaration of Covenants, Easements, Restrictions and Approval of As-Built Plans dated January 16, 1985, and recorded with said Deeds in Book 16002, Page 60, together with Plan No. 146 and by an Approval and Amendment of As-Built Plans Pursuant to Declaration of Covenants, Easements and Restrictions dated July 9, 1985, and recorded with said Deeds in Book 16279, Page 524, together with Plan No. 882.

      Together with the benefit of the provisions of a Quitclaim Deed from the Commonwealth of Massachusetts to Richard L. Friedman et al, Trustees of KSA Realty Trust dated June 14, 1982 and recorded with said Deeds in Book 14635, Page 550, the provisions of which are incorporated herein by this reference, as affected by a Certificate of Completion recorded with said Deeds in Book 16002, Page 72 and by a Final Certificate of Completion recorded with said Deeds in Book 16352, Page 349.

      Together with the benefit of a Grant of Electric Service Easement from Trustees of KSA Realty Trust to Cambridge Electric Light Company dated June 30, 1983 and recorded with said Deeds on July 8 1983 in Book 15104, Page 89.

                                  EXHIBIT A-2                         Level 6





                             [LEVEL 6 FLOOR PLAN]

                                  EXHIBIT A-2                         Level 7



                             [LEVEL 7 FLOOR PLAN]

                                  EXHIBIT A-2                         Level 8




                             [LEVEL 8 FLOOR PLAN]

                                    EXHIBIT B

                               LANDLORD'S SERVICES

I.    CLEANING

      A.   General

           1. All cleaning work will be performed between 8 a.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

           2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

      B.   Daily Operations (5 times per week)

           1.   Tenant Areas

                a. Empty and clean all waste receptacles; wash receptacles as necessary.

                b.   Vacuum all rugs and carpeted areas.

                c.   Empty, damp-wipe and dry all ashtrays.

           2.   Lavatories

                a.   Sweep and wash floors with disinfectant.

                b.   Wash both sides of toilet seats with disinfectant.

                c.   Wash all mirrors, basins, bowls and urinals.

                d.   Spot clean toilet partitions.

                e.   Empty and disinfect sanitary napkin disposal receptacles.

                f. Refill toilet tissue, napkin dispensers towel, soap and sanitary napkin dispensers.

           3. Public Areas

                a. Wipe down entrance doors and clean glass (interior and exterior).

                b. Vacuum elevator and hallway carpets and wipe down doors and walls.

                c.   Clean water coolers.

      C.   Operations as Needed (but not less than every other day)

           1.   Tenant and Public Areas.

                a.   Buff all resilient floor areas.

      D.   Weekly Operations

           1.   Tenant Areas, Lavatories, Public Areas

                A. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                b. Remove finger marks from private entrance doors, light switches and doorways.

                c.   Sweep all stairways.

      E.   Monthly Operation

           1.   Tenant and Public Areas

                a.   Thoroughly vacuum seat cushions on chairs, sofas, etc.

                b.   Vacuum and dust grillwork.

           2.   Lavatories

                a.   Wash down interior walls and toilet partitions.

      F.   As Required and, Weather Permitting (but no less than once per year)

           1.   Entire Building

                a.   Clean inside of all windows.

                b.   Clean outside of all windows.

      G.   Yearly

           1.   Tenant and Public Areas

                a.   Strip and wax all resilient tile floor areas.

II    HEATING, VENTILATING AND AIR CONDITIONING

      1. Heating, ventilating and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m. Heating, ventilating and air conditioning to be available to Tenant in Tenant's Space 24 hours per day. Common Area lighting to be provided 24 hours per day.

      2. Maintenance of any additional or special heating, ventilating and air conditioning equipment and the associated operating cost will be at Tenant's expense.

III.  WATER

      Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.   ELEVATORS

      Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V.    RELAMPING OF LIGHT FIXTURES

      Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.   CAFETERIA AND VENDING INSTALLATIONS

           1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

           2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VII.  ELECTRICITY

      A. Landlord, at Landlord's expense, shall furnish electrical energy required for heating, ventilating and air conditioning used in or for the benefit of Tenant's Space, in accordance with the provisions of the Lease of which this Exhibit is a part.

      B. Tenant shall pay to Landlord for all electrical energy used in or for the benefit of Tenant's Space. Tenant initially shall pay an amount equal to 1/12th of the Annual Estimated Cost of Electrical Service to Tenant's Space in equal installments in advance on the first day of each calendar month included in the term.

      C. Landlord shall have the right to meter Tenant's actual consumption of electrical energy. Landlord, may adjust the Estimated Cost of Electrical Service to Tenant's Space to reflect Tenant's actual consumption of electrical energy. Such adjustment may be made no sooner than twelve months from the Commencement Date and no more frequently than once every twelve months thereafter.

      D. Tenant's use of electrical energy in Tenant's Space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's Space. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of Tenant's Space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. In the event of any such connection, Tenant agrees to an increase in the Estimated Cost of Electrical Service to Tenant's Space by an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties.

      E. If at any time after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility supplying electrical service to the Building, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or decreased, the Estimated Cost of Electrical Service to Tenant's Space shall be increased or decreased, as the case may be, by an amount equal to the estimated increase or decrease, as the case may be, in Landlord's cost of furnishing the electricity referred to above as a result of such increase or decrease in rates, charges or taxes. If Landlord and Tenant cannot agree thereon, such amounts shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties. Any such increase or decrease shall be effective as of the date of the increase or decrease in such rate, charges or taxes.

      F. Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by Landlord: (1) Landlord agrees to give reasonable advance notice of any such discontinuance to

           Tenant; (2) Landlord agrees to permit Tenant to receive electrical service directly from the public utility supplying service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving Tenant's Space to be used by Tenant and/or such public utility for such purpose to the extent they are suitable and safely capable; (3) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with installation of Tenant's meters and to make or, at such public utility's election, to pay for such other installations as such public utility may require, as a condition of providing comparable electrical service to Tenant; (4) Tenant shall no longer be required to pay the Estimated Cost of Electrical Service to Tenant's Space then in effect; (5) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises; and (6) electrical service to Tenant's Space shall not be discontinued as a result of Landlord's election to discontinue the furnishing of electrical energy.

                                    EXHIBIT C

                              RULES AND REGULATIONS




A. The following rules and regulations have been formulated for the salary and well-being of all tenants of the Building and to insure compliance with all municipal, insurance and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with its Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be deemed to be an Event of Default under its lease.

B. Landlord may, upon request by any tenant, waive compliance by such Tenant to any of these rules and regulations, provided that (1) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (2) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (3) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (4) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

                                 --------------

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Leased Space. If the Leased Space is situated on the ground floor of the Building, the tenant thereof shall, at such tenant's own expense, keep the sidewalks and curb directly in front of the premises clean and free from ice, snow and debris. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord. Tenant shall not hang or shake anything out of any window or open any window at its Leased Space or in the common area of the Building outside.

3. No showcases or other articles shall be put outside, in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord. Tenant shall have right to place patio furniture on leased deck area with prior Landlord architectural approval.

4. The water, toilets and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Leased Space visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Leased Space any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Leased Space.

6. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Space, and no cooking (except for hot-plate cooking and microwave cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Leased Space. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Space.

7. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage in bulk of merchandise or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of the Leased Space by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior written approval of Landlord.

8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9. No flammable, combustible, radioactive, infectious, or explosive fluid chemical or substance shall be brought or kept upon the Leased Space.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The Tenant shall, and shall cause its employees to, lock the doors to the Leased Space as it and they leave at the end of each working day and, if after ordinary business hours, ascertain that the doors of the Building by which it and they leave are locked securely. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of the Lease.



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12.   No tenant shall pay any employees on the Premises, except those actually working for such tenant on the Premises.

13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not give proper and satisfactory identification to the Building management, security guard on duty or security system monitor. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m. on Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons. The foregoing rule does not apply to routine retail customers of retail tenants during customary business hours.

14. The Leased Space shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15. Each tenant, before closing and leaving its premises at any time, shall see that all windows are closed and all lights turned off.

16. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

18. There shall not be any hand trucks used in any leased space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant to the Building.




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19.   Mats, trash or other objects shall not be placed in the public corridors.

20. No one except Landlord and its employees and agents shall be allowed on the roof of the Building or any basement areas except those leased to a tenant or otherwise designated for tenant use.

21. No tenant shall place any sign or advertising notice in any part of the Building except as approved by Landlord, or use any advertising or take any other action which in Landlord's judgment might tend to affect adversely the reputation of the Building and its desirability as a building for retail stores and offices.








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